Exhibit 99.1
China Direct Industries Provides Third Quarter Fiscal 2011 Magnesium Segment Update

Received $19.2 Million in New Purchase Contracts in April and May

Company in Late Stage Negotiations to Acquire Two Additional Magnesium Facilities to Add up to 32,000 Metric Tons of Production Capacity

DEERFIELD BEACH, FL--(6/13/11) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that our magnesium segment operations received new purchase contracts valued at approximately $19.2 million in the first two months of the  third quarter of fiscal 2011 that began on April 1, 2011.  Deliveries of these new orders are expected to take place throughout the remainder of fiscal 2011 and into the first quarter of fiscal 2012.

Management sees improvement in overall performance for this segment with global demand and pricing for magnesium continuing to firm as we ramp-up production at several of our recently restarted facilities in China.  Additionally, as part of our ongoing magnesium consolidation plan, we are in late stage negotiations and completion of due diligence to acquire two additional magnesium production facilities that would add up to 32,000 metric tons of capacity to this segment.

Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated "We continue to see a steady growth in overall demand in the magnesium industry as we increase magnesium production at our China facilities including Baotou Changxin.  We are confident that our magnesium segment is poised to see continued improvement in results throughout the remainder of fiscal 2011and into fiscal 2012.  We remain committed to our consolidation plan and believe these potential acquisitions will make us one of the world leaders in the production and distribution of pure magnesium.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning the expected delivery dates for our recent magnesium orders, demand, pricing and operating results for our magnesium segment and our rates of magnesium production and our ability to complete our planned acquisitions of two additional magnesium facilities and the dilutive impact those acquisitions may have to our shareholders.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact Information:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
    lillian.wong@cdii.net